Exhibit 99.1

Media Contact	Investor Contact
Audria Belton	Jennifer H. Demba, CFA
Media Relations	Investor Relations
media@synovus.com	investorrelations@synovus.com

Synovus announces earnings for second quarter 2024
Diluted earnings (loss) per share of $(0.16) vs. $1.13 in 2Q23
Adjusted diluted earnings per share of $1.16 vs. $1.16 in 2Q23

Securities loss of $257 million impacts 2Q24 EPS, adjusted EPS up 47% from 1Q24

COLUMBUS, Ga., July 17, 2024 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended June 30, 2024.

“Our core second quarter results reflect a significant increase in earnings driven by margin expansion, strong fee income generation and reduced credit costs. Our focus remains firmly on execution while minimizing uncertainty in performance associated with the net interest margin and credit costs. Our results for the quarter demonstrate our progress toward these goals. The dedication of our team in providing unparalleled service to our clients and communities contributes to our strategic efforts to grow the bank and progress in key initiatives, further strengthening our relationship-centered banking approach,” said Synovus Chairman, CEO and President Kevin Blair.

Second Quarter 2024 Highlights

•Net income (loss) available to common shareholders was $(23.7) million, or $(0.16) per diluted share, compared to $114.8 million or $0.78 in the first quarter 2024 and $165.8 million or $1.13 in second quarter 2023.
•Adjusted net income available to common shareholders was $169.6 million, or $1.16 per diluted share, compared to $116.0 million or $0.79 in the first quarter 2024 and $169.5 million or $1.16 in second quarter 2023.
•Adjusted second quarter 2024 earnings per share excludes a $257 million loss on the sale of securities. The company completed a securities repositioning following a risk weighted asset optimization exercise that was performed during the second quarter.
•Pre-provision net revenue was $4.3 million, which was down 98% sequentially and 98% compared to second quarter 2023. Adjusted pre-provision net revenue of $261.7 million increased $43.9 million, or 20%, sequentially and was down $5.0 million, or 2%, compared to second quarter 2023.
•Net interest income increased $16.2 million, or 4%, compared to the prior quarter and was down $20.5 million, or 5%, compared to second quarter 2023. The sequential increase in net interest income was primarily attributable to a healthy increase in earning asset yields and more stable cost of funds.
•The NIM expanded by 16 basis points to 3.20% as a result of the recent securities repositioning, the reclassification of $3.4 billion in securities from Available for Sale to Held to Maturity, as well as fixed-rate asset repricing and more stable deposit costs.
•Period-end loans declined $216.5 million from the first quarter 2024 as stronger loan production and core commercial lending growth was more than offset by higher loan paydowns and strategic declines in certain loan categories such as non-relationship syndicated lending and third-party consumer lending. Commercial and industrial loans declined $194.7 million or 1% from the prior quarter and grew $5.4 million from second quarter 2023.

•Period-end core deposits were $44.8 billion, a decline of $67.6 million from the first quarter primarily as a result of a drop in non-interest bearing deposits, partially offset by an increase in time deposits. Total deposit cost increased 1 basis point from the first quarter 2024 to 2.68%.
•Non-interest revenue of $(128.9) million declined $247.7 million, or 208%, sequentially and was down $241.1 million, or 215%, compared to second quarter 2023. Adjusted non-interest revenue of $127.2 million grew $10.7 million, or 9%, sequentially and increased $16.6 million, or 15%, compared to the second quarter 2023. Sequential growth was largely from higher capital markets fees. Year-over-year growth came primarily from higher treasury and payment solutions and capital markets fees and greater commercial sponsorship income.
•On a sequential basis, non-interest expense of $301.8 million declined 6% while adjusted non-interest expense declined 5% to $301.9 million. Adjusted non-interest expense was relatively stable year over year due to disciplined expense control and a 7% reduction in total headcount.
•Provision for credit losses of $26.4 million declined 51% sequentially and compares to $38.9 million in second quarter 2023. The allowance for credit losses ratio (to loans) of 1.25% was down 1 basis point from the prior quarter.
•The non-performing loan and asset ratios were lower sequentially at 0.59% and 0.60%, respectively; the net charge-off ratio for the quarter was 0.32%, down from 0.41% in prior quarter, while total past dues were 0.30% of total loans outstanding.
•The preliminary CET1 ratio rose sequentially to 10.62% as core earnings accretion and risk weighted asset optimization more than offset the impact of $91 million in common stock repurchases and the securities repositioning.

Second Quarter Summary

	Reported			Adjusted
(dollars in thousands)	2Q24	1Q24	2Q23	2Q24	1Q24	2Q23
Net income (loss) available to common shareholders	$(23,741)	$114,822	$165,819	$169,617	$115,973	$169,526
Diluted earnings (loss) per share(1)	(0.16)	0.78	1.13	1.16	0.79	1.16
Total revenue	306,147	537,734	567,807	563,597	536,745	567,347
Total loans	43,093,397	43,309,877	44,353,537	N/A	N/A	N/A
Total deposits	50,195,778	50,580,242	50,080,392	N/A	N/A	N/A
Return on avg assets(2)	(0.10)%	0.85%	1.15%	1.21%	0.85%	1.18%
Return on avg common equity(2)	(2.1)	10.2	15.5	15.3	10.3	15.8
Return on avg tangible common equity(2)	(2.2)	11.7	17.7	17.6	11.8	18.1
Net interest margin(3)	3.20%	3.04%	3.20%	N/A	N/A	N/A
Efficiency ratio-TE(3)(4)	98.15	59.87	53.99	53.05	58.88	52.57
NCO ratio-QTD	0.32	0.41	0.24	N/A	N/A	N/A
NPA ratio	0.60	0.86	0.59	N/A	N/A	N/A
(1) Diluted shares of 146,034 (in thousands) used to calculate 2Q24 adjusted diluted earnings per share.
(2) Annualized
(3) Taxable equivalent
(4) Adjusted tangible efficiency ratio
N/A - not applicable

Balance Sheet

Loans*

(dollars in millions)	2Q24	1Q24	Linked Quarter Change	Linked Quarter % Change	2Q23	Year/Year Change	Year/Year % Change
Commercial & industrial	$22,536.6	$22,731.3	$(194.7)	(1)%	$22,531.2	$5.4	—%
Commercial real estate	12,215.5	12,194.0	21.5	—	13,293.9	(1,078.4)	(8)
Consumer	8,341.3	8,384.6	(43.3)	(1)	8,528.4	(187.1)	(2)
Total loans	$43,093.4	$43,309.9	$(216.5)	—%	$44,353.5	$(1,260.1)	(3)%

*Amounts may not total due to rounding

Deposits*

(dollars in millions)	2Q24	1Q24	Linked Quarter Change	Linked Quarter % Change	2Q23	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$11,177.7	$11,515.4	$(337.7)	(3)%	$12,945.5	$(1,767.8)	(14)%
Interest-bearing DDA	6,621.2	6,478.8	142.4	2	6,255.3	365.9	6
Money market	10,747.9	10,712.7	35.2	—	10,803.7	(55.7)	(1)
Savings	1,009.8	1,045.1	(35.2)	(3)	1,222.9	(213.0)	(17)
Public funds	7,111.9	7,270.4	(158.5)	(2)	7,031.4	80.5	1
Time deposits	8,125.2	7,838.9	286.3	4	5,291.8	2,833.3	54
Brokered deposits	5,402.0	5,718.9	(316.9)	(6)	6,529.8	(1,127.7)	(17)
Total deposits	$50,195.8	$50,580.2	$(384.5)	(1)%	$50,080.4	$115.4	—%

*Amounts may not total due to rounding

Income Statement Summary**

(in thousands, except per share data)	2Q24	1Q24	Linked Quarter Change	Linked Quarter % Change	2Q23	Year/Year Change	Year/Year % Change
Net interest income	$434,998	$418,846	$16,152	4%	$455,531	$(20,533)	(5)%
Non-interest revenue	(128,851)	118,888	(247,739)	(208)	112,276	(241,127)	(215)
Non-interest expense	301,801	322,741	(20,940)	(6)	307,181	(5,380)	(2)
Provision for (reversal of) credit losses	26,404	53,980	(27,576)	(51)	38,881	(12,477)	(32)
Income (loss) before taxes	$(22,058)	$161,013	$(183,071)	(114)%	$221,745	$(243,803)	(110)%
Income tax expense (benefit)	(7,378)	36,943	(44,321)	(120)	47,801	(55,179)	(115)
Net income (loss)	(14,680)	124,070	(138,750)	(112)	173,944	(188,624)	(108)
Less: Net income (loss) attributable to noncontrolling interest	(652)	(437)	(215)	49	(166)	(486)	293
Net income (loss) attributable to Synovus Financial Corp.	(14,028)	124,507	(138,535)	(111)	174,110	(188,138)	(108)
Less: Preferred stock dividends	9,713	9,685	28	—	8,291	1,422	17
Net income (loss) available to common shareholders	$(23,741)	$114,822	$(138,563)	(121)%	$165,819	$(189,560)	(114)%
Weighted average common shares outstanding, diluted	145,565	147,122	(1,557)	(1)%	146,550	(985)	(1)%
Diluted earnings (loss) per share	$(0.16)	$0.78	$(0.94)	(121)	$1.13	$(1.29)	(114)
Adjusted diluted earnings per share(1)	1.16	0.79	0.37	47	1.16	—	—
Effective tax rate	33.45%	22.94%			21.56%
(1) Diluted shares of 146,034 (in thousands) used to calculate 2Q24 adjusted diluted earnings per share.
**    Amounts may not total due to rounding
NM - not meaningful

Capital Ratios

	2Q24		1Q24		2Q23
Common equity Tier 1 capital (CET1) ratio	10.62%	(1)	10.38%		9.86%
Tier 1 capital ratio	11.74	(1)	11.45		10.89
Total risk-based capital ratio	13.59	(1)	13.24	(2)	12.80
Tier 1 leverage ratio	9.44	(1)	9.62		9.23
Tangible common equity ratio	6.76		6.67		6.17
(1) Ratios are preliminary.
(2) As amended

Second Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. ET on July 18, 2024. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for at least 12 months and will be available approximately one hour after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $60 billion in assets. Synovus provides commercial and consumer banking and a full suite of specialized products and services, including private banking, treasury management, wealth management, mortgage services, premium finance, asset-based lending, structured lending, capital markets and international banking. Synovus has 247 branches in Georgia, Alabama, South Carolina, Florida and Tennessee. Synovus is a Great Place to Work-Certified Company. Learn more about Synovus at synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance; expectations on our growth strategy, expense and revenue initiatives, capital management, balance sheet management, and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest revenue, non-interest expense; adjusted revenue; adjusted tangible efficiency ratio; adjusted pre-provision net revenue (PPNR); adjusted return on average assets; adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; and tangible common equity ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest revenue; total non-interest expense; total revenue; efficiency ratio-TE; PPNR; return on average assets; net income (loss) available to common shareholders; diluted earnings (loss) per share; return on average common equity; and the ratio of total Synovus Financial Corp. shareholders' equity to total assets, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted non-interest revenue and adjusted revenue are measures used by management to evaluate non-interest revenue and total revenue exclusive of net investment securities gains (losses), fair value adjustments on non-qualified deferred compensation and other items not indicative of ongoing operations that could impact period-to-period comparisons. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted diluted earnings per share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. Adjusted PPNR is used by management to evaluate PPNR exclusive of items that management believes are not indicative of ongoing operations and impact period-to-period comparisons. The tangible common equity ratio is used by stakeholders to assess our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	2Q24	1Q24	2Q23

Adjusted non-interest revenue
Total non-interest revenue	$(128,851)	$118,888	$112,276
Investment securities (gains) losses, net	256,660	—	—
Fair value adjustment on non-qualified deferred compensation	(561)	(2,299)	(1,598)
Adjusted non-interest revenue	$127,248	$116,589	$110,678

Adjusted non-interest expense
Total non-interest expense	$301,801	$322,741	$307,181
(Loss) gain on other loans held for sale	—	—	(2,360)
Gain (loss) on early extinguishment of debt	—	—	377
Restructuring (charges) reversals	658	(1,524)	110
Valuation adjustment to Visa derivative	—	—	(3,027)
Fair value adjustment on non-qualified deferred compensation	(561)	(2,299)	(1,598)
Adjusted non-interest expense	$301,898	$318,918	$300,683

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	2Q24	1Q24	2Q23
Adjusted revenue and tangible efficiency ratio
Adjusted non-interest expense	$301,898	$318,918	$300,683
Amortization of intangibles	(2,907)	(2,907)	(2,420)
Adjusted tangible non-interest expense	$298,991	$316,011	$298,263

Net interest income	$434,998	$418,846	$455,531
Tax equivalent adjustment	1,351	1,310	1,138
Net interest income taxable equivalent	436,349	420,156	456,669

Net interest income	$434,998	$418,846	$455,531
Total non-interest revenue	(128,851)	118,888	112,276
Total revenue	$306,147	$537,734	$567,807
Tax equivalent adjustment	1,351	1,310	1,138
Total TE revenue	307,498	539,044	568,945
Investment securities losses (gains), net	256,660	—	—
Fair value adjustment on non-qualified deferred compensation	(561)	(2,299)	(1,598)
Adjusted revenue	$563,597	$536,745	$567,347
Efficiency ratio-TE	98.15%	59.87%	53.99%
Adjusted tangible efficiency ratio	53.05	58.88	52.57

Adjusted pre-provision net revenue
Net interest income	$434,998	$418,846	$455,531
Total non-interest revenue	(128,851)	118,888	112,276
Total non-interest expense	(301,801)	(322,741)	(307,181)
Pre-provision net revenue (PPNR)	$4,346	$214,993	$260,626

Adjusted revenue	563,597	536,745	567,347
Adjusted non-interest expense	(301,898)	(318,918)	(300,683)
Adjusted PPNR	$261,699	$217,827	$266,664

Adjusted return on average assets (annualized)
Net income (loss)	$(14,680)	$124,070	$173,944
Loss (gain) on other loans held for sale	—	—	2,360
(Gain) loss on early extinguishment of debt	—	—	(377)
Restructuring charges (reversals)	(658)	1,524	(110)
Valuation adjustment to Visa derivative	—	—	3,027
Investment securities losses (gains), net	256,660	—	—
Tax effect of adjustments(1)	(62,644)	(373)	(1,193)
Adjusted net income	$178,678	$125,221	$177,651
Net income (loss) annualized	$(59,043)	$499,007	$697,687
Adjusted net income annualized	$718,639	$503,636	$712,556
Total average assets	$59,246,849	$59,022,231	$60,515,077
Return on average assets (annualized)	(0.10)%	0.85%	1.15%
Adjusted return on average assets (annualized)	1.21	0.85	1.18

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	2Q24	1Q24	2Q23
Adjusted net income available to common shareholders and adjusted diluted earnings per share
Net income (loss) available to common shareholders	$(23,741)	$114,822	$165,819
Loss (gain) on other loans held for sale	—	—	2,360
(Gain) loss on early extinguishment of debt	—	—	(377)
Restructuring charges (reversals)	(658)	1,524	(110)
Valuation adjustment to Visa derivative	—	—	3,027
Investment securities losses (gains), net	256,660	—	—
Tax effect of adjustments(1)	(62,644)	(373)	(1,193)
Adjusted net income available to common shareholders	$169,617	$115,973	$169,526
Weighted average common shares outstanding, diluted(2)	145,565	147,122	146,550
Diluted earnings per share	$(0.16)	$0.78	$1.13
Adjusted diluted earnings per share	1.16	0.79	1.16
(1) An assumed marginal tax rate of 24.5% for 2Q24 and 1Q24 and 24.3% for 2Q23 was applied.
(2) Diluted shares of 146,034 (in thousands) used to calculate 2Q24 adjusted diluted earnings per share.

	2Q24	1Q24	2Q23
Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity (annualized)
Net income (loss) available to common shareholders	$(23,741)	$114,822	$165,819
Loss (gain) on other loans held for sale	—	—	2,360
(Gain) loss on early extinguishment of debt	—	—	(377)
Restructuring charges (reversals)	(658)	1,524	(110)
Valuation adjustment to Visa derivative	—	—	3,027
Investment securities losses (gains), net	256,660	—	—
Tax effect of adjustments(1)	(62,644)	(373)	(1,193)
Adjusted net income available to common shareholders	$169,617	$115,973	$169,526

Adjusted net income available to common shareholders annualized	$682,196	$466,441	$679,967
Amortization of intangibles, tax effected, annualized	8,831	8,831	7,344
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$691,027	$475,272	$687,311

Net income (loss) available to common shareholders annualized	$(95,486)	$461,812	$665,098
Amortization of intangibles, tax effected, annualized	8,831	8,831	7,344
Net income (loss) available to common shareholders excluding amortization of intangibles annualized	$(86,655)	$470,643	$672,442

Total average Synovus Financial Corp. shareholders' equity less preferred stock	$4,455,198	$4,542,616	$4,303,722
Average goodwill	(480,902)	(480,440)	(460,118)
Average other intangible assets, net	(41,547)	(44,497)	(36,738)
Total average Synovus Financial Corp. tangible shareholders' equity less preferred stock	$3,932,749	$4,017,679	$3,806,866
Return on average common equity (annualized)	(2.1)%	10.2%	15.5%
Adjusted return on average common equity (annualized)	15.3	10.3	15.8
Return on average tangible common equity (annualized)	(2.2)	11.7	17.7
Adjusted return on average tangible common equity (annualized)	17.6	11.8	18.1
(1) An assumed marginal tax rate of 24.5% for 2Q24 and 1Q24 and 24.3% for 2Q23 was applied.

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	June 30, 2024	December 31, 2023	June 30, 2023

Tangible common equity ratio
Total assets	$59,606,343	$59,809,534	$60,655,591
Goodwill	(480,440)	(480,440)	(475,573)
Other intangible assets, net	(40,114)	(45,928)	(61,538)
Tangible assets	$59,085,789	$59,283,166	$60,118,480

Total Synovus Financial Corp. shareholders’ equity	$5,053,606	$5,119,993	$4,782,528
Goodwill	(480,440)	(480,440)	(475,573)
Other intangible assets, net	(40,114)	(45,928)	(61,538)
Preferred Stock, no par value	(537,145)	(537,145)	(537,145)
Tangible common equity	$3,995,907	$4,056,480	$3,708,272
Total Synovus Financial Corp. shareholders’ equity to total assets ratio	8.48%	8.56%	7.88%
Tangible common equity ratio	6.76	6.84	6.17

Amounts may not total due to rounding